EXHIBIT 4.1

Credit Agreement, dated as of December 21, 2005, among SFX Entertainment, Inc. (now known as Live Nation Worldwide, Inc.) and the Foreign Borrowers party thereto, as Borrowers, and CCE Spinco, Inc. (now known as Live Nation, Inc.), the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, J.P. Morgan Europe Limited, as London Agent, Bank of America, N.A., as Syndication Agent, and J.P. Morgan Securities Inc. and Bank of America Securities LLC, as Co-Lead Arrangers and Joint Bookrunners (incorporated by reference to Exhibit 10.11 of Live Nation Inc.’s Current Report on Form 8-K filed December 23, 2005)